Exhibit 10.6
EXECUTION COPY

DATE:	March 5, 2010

TO:	CENTERLINE CAPITAL GROUP INC. (f/k/a Charter Mac Corporation)
(“Assignor”)

ATTENTION:	Andrew Weil
Executive Director
TELEPHONE: (212) 521-6394
FACSIMILE: (212) 751-3543

TO:	CENTERLINE GUARANTEED HOLDINGS LLC
(“Assignee”)

ATTENTION:	Andrew Weil
Executive Director
TELEPHONE: (212) 521-6394
FACSIMILE: (212) 751-3543

FROM:	MERRILL LYNCH CAPITAL SERVICES, INC.
(“Remaining Party” or “MLCS”)

CONTACT:	James Nacos Municipal Capital Markets
TELEPHONE: (212) 449-7358
FACSMILE: (212) 449-9856

RE:	TRANSACTION ASSIGNMENT AGREEMENT FOR THE TRANSACTIONS SPECIFIED ON SCHEDULE I ATTACHED HERETO
Dear Sir or Madam:
The purpose of this communication (the “Transaction Assignment Agreement”) dated as of March 5, 2010 (the “Assignment Trade Date”) is to set forth the terms and conditions of the assignment to and assumption by Assignee of all of the rights and obligations of Assignor under the Confirmation Letters (collectively, the “Confirmation Letters”) for the Transactions entered into between MLCS and Assignor as specified on Schedule I attached hereto (collectively, the “Transactions”) in connection with that certain ISDA Master Agreement, together with the Multicurrency-Cross Border Schedule and Credit Support Annex thereto, between MLCS and Assignor dated as of December 31, 2001 and as amended, restated/or supplemented from time to time (the “Prior Agreement”).
Centerline Holding Company (“Guarantor”), as successor to CharterMac, a Delaware statutory trust, unconditionally guaranteed the obligations of Assignor under the Prior Agreement and, by its signature hereto, consents to and acknowledges the assignment to and assumption by Assignee of the rights and obligations of Assignor thereunder and the obligations of Guarantor with respect to the Transactions by virtue of that that certain Reaffirmation of Guarantee, dated as of the date hereof (the “Reaffirmation”), among MLCS, Guarantor, Assignor and Assignee.
This Transaction Assignment Agreement (including Schedule I) supplements, forms part of, and is subject to that certain ISDA Master Agreement, together with the Multicurrency-Cross Border Schedule and Credit Support Annex thereto (as amended, restated and/or supplemented from time to time, collectively, the “Agreement”), between MLCS and Assignee dated as of even date herewith. All provisions contained in the Agreement shall govern this Transaction Assignment Agreement and the Transactions, except as expressly modified below.
Assignment Provisions. Upon the execution and delivery of this Transaction Assignment Agreement by all the parties hereto, in consideration of the promises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties will be deemed to have agreed, on the Assignment Trade Date, as follows:
(a)
Assignor sells, assigns, transfers, and sets over to Assignee, its successors and permitted assigns, all of its right, title, and interest in, to, under, and in respect of, the Transactions including, without limitation, its rights to the collateral securing Remaining Party under the Prior Agreement which it hereby directs Remaining Party to transfer to the collateral account of Assignee which transfer shall be a condition precedent to the assignment hereunder. Assignor releases and discharges Remaining Party from, and agrees not to make any claim against Remaining Party with respect to, any obligations of Remaining Party arising and to be performed under and in respect of the Transactions.

(b)
Assignee accepts such sale, assignment and transfer and assumes and agrees to perform each and every obligation of Assignor arising and to be performed under the Transactions on and after the date hereof, with the same force and effect as if Assignee had been a party to the Transactions originally, and with the exceptions that (i) the Independent Amounts specified under each of the Confirmation Letters previously were amended by Assignor and MLCS pursuant to that certain Amendment to Swap Documents, dated as of December 27, 2007, and now shall apply to Assignee as set forth under the Credit Support Annex to the Multicurrency-Cross Border Schedule to the Agreement and (ii) Assignee shall provide MLCS a monthly servicing report regarding the payment status of each bond issue and any other indebtedness secured by the Properties (as defined in the Agreement).

(c)
Remaining Party consents to the sale, assignment and transfer by Assignor and the assumption by Assignee referred to above. Remaining Party releases and discharges Assignor from, and agrees not to make any claim against Assignor with respect to, any obligations of Assignor arising and to be performed under and in respect of the Transactions on or after the date hereof provided nothing herein shall affect the obligations of the Guarantor under the Reaffirmation. Assignee agrees that Assignee shall be liable for any obligations in respect of the Transactions whether or not such obligations relate to events or circumstances that arose prior to the date hereof.

(d)
Assignor hereby represents and warrants to, and covenants and agrees with, Assignee and Remaining Party that: (i) it is duly organized, validly existing, and in good standing under the law of the jurisdiction of its organization; (ii) it has all requisite power and authority to assign and delegate to Assignee its rights and obligations under the Transactions as provided herein and has taken all necessary action to authorize such assignment and delegation; and (iii) such assignment and delegation is its legal, valid, and binding obligations enforceable against Assignor in accordance with the terms hereof.

(e)
Assignee hereby represents and warrants to, and covenants and agrees with, Assignor and Remaining Party that: (i) it is duly organized, validly existing, and in good standing under the law of the jurisdiction of its organization; (ii) it has all requisite power and authority to assume the rights and obligations of Assignor under the Transactions as provided herein and has taken all necessary action to authorize such assumption and performance; and (iii) such assumption and the Transactions are its legal, valid, and binding obligations enforceable against Assignee in accordance with the terms hereof.

(f)	Remaining Party hereby consents to the termination of the Participation Agreement (as defined in the Prior Agreement) by Assignee following its assignment to Assignee by Assignor on the date hereof.

(g)	Account Details:

Payments to Remaining Party: [PLEASE ADVISE]

Payments to Assignee: Not Applicable
[Remainder of page intentionally left blank]

Please confirm that the foregoing Transaction Assignment Agreement correct sets forth the terms of our agreement by executing where specified below and returning to us by facsimile or electronic transmission.

Yours sincerely, MERRILL LYNCH CAPITAL SERVICES, INC., a Delaware corporation
By:	/s/ Edward H. Curland
	Name:	Edward H. Curland
Authorized Signatory

Accepted and Confirmed as of the
Assignment Trade Date written above:
CENTERLINE CAPITAL GROUP INC.,
a Delaware corporation, Assignor

By:	/s/ Marc D. Schnitzer
	Name:	Marc D. Schnitzer
	Title:	Chief Executive Officer and President

CENTERLINE GUARANTEED HOLDINGS LLC,
a Delaware limited liability company, Assignee
By: Centerline Capital Group Inc., its managing
member

By:	/s/ Marc D. Schnitzer
	Name:	Marc D. Schnitzer
	Title:	Chief Executive Officer and President

Acknowledged and Consented To By:
CENTERLINE HOLDING COMPANY,
a Delaware statutory trust, Guarantor

By:	/s/ Marc D. Schnitzer
	Name:	Marc D. Schnitzer
	Title:	Chief Executive Officer and President

SCHEDULE I TO TRANSACTION ASSIGNMENT AGREEMENT
List of Transactions and Confirmation Letters assigned to and assumed by
Centerline Guaranteed Holdings LLC

Transaction Number	MLCS Administrative Number	Original Notional Amount

004	02MU00759	USD 75,576,609
006	03MU01716	USD 93,177,000
008	03MU02151	USD 60,610,000
010	04MU00899	USD 88,772,000
012	04MU01631	USD 9,294,715
014	04MU01934	USD 69,362,000